Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), is made as of August __, 2023, by and between AgeX Therapeutics, Inc., a Delaware corporation (“Parent”), and the Person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.01 per share (“Common Stock”) and preferred stock, par value $0.01 per share (“Preferred Stock” and collectively with the Common Stock, the “Company Shares”), of Serina Therapeutics, Inc., an Alabama corporation (the “Company”), set forth opposite the Stockholder’s name on Schedule A (all Company Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent and Canaria Transaction Corporation, an Alabama corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to the terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1. Voting of Subject Shares. From and after the date hereof, at every meeting of the holders of Company Shares (the “Company Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Company Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote or cause to be voted the Subject Shares (a) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the Company Stockholder Matters, and the other actions contemplated by the Merger Agreement, including, without limitation, the issuance of Parent Common Stock pursuant to the Merger Agreement, (b) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, and (c) against any Acquisition Proposal. Except as permitted under clauses (A) through (J) of Section 1.2 below, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company Stockholders.

1.2. No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, prior to the Effective Time, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares; (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take any action that, to the knowledge of the Stockholder, would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may (A) Transfer Subject Shares as a bona fide charitable contribution, gift or donation; (B) Transfer the Subject Shares to any natural person who is an immediate family member of the Stockholder, or to any trust for the direct or indirect benefit of the Stockholder or an immediate family of the Stockholder; (C) Transfer the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder; (D) Transfer the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any the stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder or, if the Stockholder is a natural person, is controlled by a member of the Stockholder’s immediate family; (E) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (F) make Transfers not involving a change in beneficial ownership; (G) if the Stockholder is a trust, Transfer Subject Shares to any beneficiary of the Stockholder or the estate of any such beneficiary; (H) exercise an option or warrant to purchase Company Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of that option or warrant); (I) Transfer Company Shares to the Company to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of any options, warrants, restricted stock units or other equity awards, as applicable, provided that in each case, the underlying Company Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement; and (J) Transfer Company Shares to the Company pursuant to arrangements under which the Company has the option to repurchase those Company Shares; provided that, with respect to clauses (A) through (G) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides Parent with a copy of the agreement promptly upon consummation of any such Transfer; provided, further that with respect to clauses (A) through (C) and (E) through (G) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any such Transfer (other than filings made in respect of involuntary Transfers); provided that reasonable notice shall be provided to Parent and Company prior to any such Transfer and prior to any such filing and that the underlying Company Shares shall continue to be subject to the restrictions on Transfer set forth in this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3. Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. The Company is an intended third-party beneficiary of this Section 1.3.

1.4. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Company Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes the attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Parent, the Company to enter into the Merger Agreement and that the proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder (other than shares beneficially owned by the Stockholder that are held in the name of a bank, broker or nominee), the Stockholder shall take all action necessary to cause the record holder of the Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to the Subject Shares.

1.5. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Parent will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

1.6. No Exercise of Dissenters’ Rights; Waivers. In connection with the Contemplated Transactions, the Stockholder hereby expressly (a) waives, to the extent permitted under applicable Law, any and all rights under Article 13 of the Alabama Business Corporation Law (the “ABCL”), a copy of which is attached hereto as Appendix I, with respect to any Subject Shares and any and all rights under any other applicable Law granting the Stockholder the right to have any Subject Shares appraised in connection with the Contemplated Transactions or to otherwise exercise appraisal rights in the Contemplated Transactions, (b) agrees that the Stockholder will not, under any circumstances in connection with the Contemplated Transactions, exercise any appraisal rights in respect of any Subject Shares, and (c) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the board of directors of the Company (the “Company Board”), breaches any fiduciary duty of the Company Board or any member thereof; provided that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company.

1.7. No Solicitation of Transactions. The Stockholder hereby agrees that the Stockholder shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 1.7) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing. The Stockholder hereby represents and warrants that the Stockholder has read Section 4.5 (Company Non-Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent that:

2.1. Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2. Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture or repurchase rights of the Company with respect to any Company Shares granted to the Stockholder under an employee benefit plan of Company and (d) as provided in (i) the certificate of incorporation, (ii) the bylaws of the Company, or (iii) the Second Amended and Restated Serina Therapeutics, Inc. Founding Shareholders’ Buy-Sell Agreement, as amended, the Serina Therapeutics, Inc. Series A-3 Preferred Stockholders’ Buy-Sell Agreement, the Serina Therapeutics, Inc. Series A-4 Preferred Shareholders’ Buy-Sell Agreement, and/or the Serina Therapeutics, Inc. 2017 Stock Option Plan Shareholders’ Buy-Sell Agreement, all being by and among the Company and certain stockholders of the Company (the “Shareholders’ Agreements”). The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Company Shares owned by the Stockholder as of the date hereof. Except pursuant to the Company’s certificate of incorporation, bylaws and the right of the Company to purchase or acquire any Company Shares pursuant to an employee benefit plan of the Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by that Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire those securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3. Voting Power. The Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided in the Shareholders’ Agreements and as provided hereunder.

2.4. Reliance. The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the Company Stockholders, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives. The Stockholder understands that the Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for the Stockholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6. Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of the Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Stockholder is subject, or (c) any Contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Parent represents and warrants to the Stockholder that:

3.1. Organization; Authorization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated hereby is within Parent’s corporate powers and has been duly authorized by all necessary corporate actions on the part of Parent. Parent has full power and authority to execute, deliver and perform this Agreement.

3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Parent, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Parent.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3. Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose that information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided the representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of the Stockholder, provided in each case that the Stockholder informs the Person receiving the information that the information is confidential and that Person agrees in writing to abide by the terms of this Section 4.3. Neither the Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance the announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable. The Company is an intended third-party beneficiary of this Section 4.3.

4.4. Amendments and Waivers. Any provision of this Agreement may be amended or waived if that amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that any such delegation, transfer or assignment shall not relieve the assigning party of any of its obligations hereunder.

4.6. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent that court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 4.6; (c) waives any objection to laying venue in any such action or proceeding in those courts; (d) waives any objection that those courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon that party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury. Notwithstanding the foregoing, all matters relating to the fiduciary obligations of the Company Board and the internal affairs of the Company or the Company Board (including, without limitation, the interpretation of the Company’s Organizational Documents and the ABCL) shall be governed by and construed in accordance with the Laws of the State of Alabama without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction.

4.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making that determination will have the power to limit the term or provision, to delete specific words or phrases or to replace the term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event that court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable term or provision.

4.10. Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon that party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.11. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Company Shares, and not in the Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.14. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s organizational documents, the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

AgeX Therapeutics, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER
(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

Email:

Schedule A

Name of Stockholder	No. Shares
[●]	[●]

Appendix I

Title 10A, Chapter 2A, Article 13. Appraisal Rights.

Division A Right to Appraisal and Payment for Stock.

Section 10A-2A-13.01. Definitions.

In this Article 13:

(1) AFFILIATE means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive of that person. For purposes of Section 10A-2A-13.02(b)(4), a person is deemed to be an affiliate of its senior executives.

(2) CORPORATION means the corporation that is the issuer of the stock held by a stockholder demanding appraisal and, for matters covered in Section 10A-2A-13.22 through Section 10A-2A-13.31, includes the surviving organization of a merger.

(3) FAIR VALUE means the value of the corporation’s stock determined:

(i) immediately before the effectiveness of the corporate action to which the stockholder objects;

(ii) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(iii) without discounting for lack of marketability or minority status.

(4) INTEREST means interest from the date the corporate action becomes effective until the date of payment, and shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the corporate action and the date of payment.

(5) INTERESTED TRANSACTION means a corporate action described in Section 10A-2A-13.02(a), other than a merger pursuant to Section 10A-2A-11.05, involving an interested person in which any of the stock or assets of the corporation are being acquired or converted. As used in this definition:

(i) “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

(A) was the beneficial owner of 20 percent or more of the voting power of the corporation, other than as owner of excluded stock;

(B) had the power, contractually or otherwise, other than as owner of excluded stock, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

(C) was a senior executive or director of the corporation or a senior executive of any affiliate of the corporation, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other stockholders as such, other than:

(I) employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(II) employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in Section 10A-2A-8.60; or

(III) in the case of a director of the corporation who will, in the corporate action, become a director or governing person of the acquiror or any of its affiliates, rights and benefits as a director or governing person that are provided on the same basis as those afforded by the acquiror generally to other directors or governing persons of the acquiror or its affiliate.

(ii) “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, stock; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their stock of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all stock having voting power of the corporation beneficially owned by any member of the group.

(iii) “Excluded stock” means stock acquired pursuant to an offer for all stock having voting power if the offer was made within one year before the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(6) PREFERRED STOCK means a class or series of stock whose holders have preference over any other class or series of stock with respect to distributions.

(7) SENIOR EXECUTIVE means the chief executive officer, chief operating officer, chief financial officer, and any individual in charge of a principal business unit or function.

(8) STOCKHOLDER means a record stockholder, a beneficial stockholder, and a voting trust beneficial owner.

Section 10A-2A-13.02. Right to appraisal.

(a) A stockholder is entitled to appraisal rights, and to obtain payment of the fair value of that stockholder’s stock, in the event of any of the following corporate actions:

(1) consummation of a merger to which the corporation is a party (i) if the corporation is a subsidiary and the merger is governed by Section 10A-2A-11.05 or (ii) if stockholder approval is required for the merger by Section 10A-2A-11.04, or would be required but for the provisions of Section 10A-2A-11.04(j), except that appraisal rights shall not be available to any stockholder of the corporation with respect to stock of any class or series that remain outstanding after consummation of the merger;

(2) consummation of a stock exchange to which the corporation is a party the stock of which will be acquired, except that appraisal rights shall not be available to any stockholder of the corporation with respect to any class or series of stock of the corporation that is not acquired in the stock exchange;

(3) consummation of a disposition of assets pursuant to Section 10A-2A-12.02 if the stockholder is entitled to vote on the disposition, except that appraisal rights shall not be available to any stockholder of the corporation with respect to stock of any class or series if (i) under the terms of the corporate action approved by the stockholders there is to be distributed to stockholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in Section 10A-2A-14.06 and Section 10A-2A-14.07, (A) within one year after the stockholders’ approval of the action and (B) in accordance with their respective interests determined at the time of distribution, and (ii) the disposition of assets is not an interested transaction;

(4) an amendment of the certificate of incorporation with respect to a class or series of stock that reduces the number of stock of a class or series owned by the stockholder to a fraction of a stock if the corporation has the obligation or right to repurchase the fractional stock so created;

(5) any other merger, stock exchange, disposition of assets or amendment to the certificate of incorporation, in each case to the extent provided by the certificate of incorporation, bylaws or a resolution of the board of directors;

(6) consummation of a conversion of a corporation to a foreign corporation pursuant to Article 9 or Article 8 of Chapter 1 if the stockholder does not receive stock in the foreign corporation resulting from the conversion that has terms as favorable to the stockholder in all material respects, and represents at least the same percentage interest of the total voting rights of the outstanding stock of the foreign corporation, as the stock held by the stockholder before the conversion;

(7) consummation of a conversion of a corporation to a nonprofit corporation pursuant to Article 9 of this chapter of Article 8 of Chapter 1; or

(8) consummation of a conversion of the corporation to an unincorporated entity pursuant to Article 9 of this chapter or Article 8 of Chapter 1.

(b) Notwithstanding subsection (a), the availability of appraisal rights under subsections (a)(1), (2), (3), (4), (6), and (8) shall be limited in accordance with the following provisions:

(1) Appraisal rights shall not be available for the holders of stock of any class or series of stock which is:

(i) a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933;

(ii) has at least 2,000 record stockholders; or

(iii) issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

(2) The applicability of subsection (b)(1) shall be determined as of:

(i) the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the corporate action requiring appraisal rights or, in the case of an offer made pursuant to Section 10A-2A-11.04(j), the date of the offer; or

(ii) if there is no meeting of stockholders and no offer made pursuant to Section 10A-2A-11.04(j), the day before the consummation of the corporate action or effective date of the amendment of the certificate of incorporation, as applicable.

(3) Subsection (b)(1) shall not be applicable and appraisal rights shall be available pursuant to subsection (a) for the holders of any class or series of stock (i) who are required by the terms of the corporate action requiring appraisal rights to accept for their stock anything other than cash or stock of any class or any series of stock of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection (b)(1) at the time the corporate action becomes effective, or (ii) in the case of the consummation of a disposition of assets pursuant to Section 10A-2A-12.02, unless the cash, stock, or proprietary interests received in the disposition are, under the terms of the corporate action approved by the stockholders, to be distributed to the stockholders, as part of a distribution to stockholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in Sections 10A-2A-14.06 and 10A-2A-14.07, (A) within one year after the stockholders’ approval of the action, and (B) in accordance with their respective interests determined at the time of the distribution.

(4) Subsection (b)(1) shall not be applicable and appraisal rights shall be available pursuant to subsection (a) for the holders of any class or series of stock where the corporate action is an interested transaction.

(c) Notwithstanding any other provision of Section 10A-2A-13.02, the certificate of incorporation as originally filed or any amendment to the certificate of incorporation may limit or eliminate appraisal rights for any class or series of preferred stock, except that (i) no limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group (alone or as part of a group) on the action or if the action is a conversion or merger in which the converted organization or the surviving organization is not a corporation or foreign corporation, and (ii) any limitation or elimination contained in an amendment to the certificate of incorporation that limits or eliminates appraisal rights for any stock that is outstanding immediately before the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment shall not apply to any corporate action that becomes effective within one year after the effective date of the amendment if that action would otherwise afford appraisal rights.

Section 10A-2A-13.03. Assertion of rights by nominees and beneficial stockholders.

(a) A record stockholder may assert appraisal rights as to fewer than all the shares of stock registered in the record stockholder’s name but owned by a beneficial stockholder or a voting trust beneficial owner only if the record stockholder objects with respect to all shares of stock of a class or series owned by the beneficial stockholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial stockholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record stockholder who asserts appraisal rights for only part of the stock held of record in the record stockholder’s name under this subsection shall be determined as if the stock as to which the record stockholder objects and the record stockholder’s other shares of stock were registered in the names of different record stockholders.

(b) A beneficial stockholder and a voting trust beneficial owner may assert appraisal rights as to stock of any class or series held on behalf of the stockholder only if the stockholder:

(1) submits to the corporation the record stockholder’s written consent to the assertion of appraisal rights no later than the date referred to in Section 10A-2A-13.22(b)(2)(ii); and

(2) does so with respect to all stock of the class or series that is beneficially owned by the beneficial stockholder or the voting trust beneficial owner.

Division B Procedure for Exercise of Appraisal Rights.

Section 10A-2A-13.20 Notice of appraisal rights.

(a) Where any corporate action specified in Section 10A-2A-13.02(a) is to be submitted to a vote at a stockholders’ meeting, the meeting notice (or where no approval of the corporate action is required pursuant to Section 10A-2A-11.04(j), the offer made pursuant to Section 10A-2A-11.04(j)), must state that the corporation has concluded that appraisal rights are, are not, or may be available under this Article 13. If the corporation concludes that appraisal rights are or may be available, a copy of this Article 13 must accompany the meeting notice or offer sent to those record stockholders entitled to exercise appraisal rights.

(b) In a merger pursuant to Section 10A-2A-11.05, the parent entity shall notify in writing all record stockholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice shall be sent within 10 days after the corporate action became effective and include the materials described in Section 10A-2A-13.22.

(c) Where any corporate action specified in Section 10A-2A-13.02(a) is to be approved by written consent of the stockholders pursuant to Section 10A-2A-7.04:

(1) written notice that appraisal rights are, are not, or may be available shall be sent to each record stockholder from whom a consent is solicited at the time consent of each stockholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the notice must be accompanied by a copy of this Article 13; and

(2) written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting stockholders required by Section 10A-2A-7.04(d) and (e), may include the materials described in Section 10A-2A-13.22 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article 13.

(d) Where corporate action described in Section 10A-2A-13.02(a) is proposed, or a merger pursuant to Section 10A-2A-11.05 is effected, the notice referred to in subsection (a) or (c), if the corporation concludes that appraisal rights are or may be available, and in subsection (b) must be accompanied by:

(1) financial statements of the corporation that issued the stock that may be subject to appraisal, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the notice, an income statement for that year, and a cash flow statement for that year; provided that, if the financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(2) the latest interim financial statements of the corporation, if any.

(e) The right to receive the information described in subsection (d) may be waived in writing by a stockholder before or after the corporate action.

Section 10A-2A-13.21 Notice of intent to demand payment and consequences of voting or consenting.

(a) If a corporate action specified in Section 10A-2A-13.02(a) is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert appraisal rights with respect to any class or series of stock:

(1) shall deliver to the corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any stock of the class or series in favor of the proposed action.

(b) If a corporate action specified in Section 10A-2A-13.02(a) is to be approved by written consent, a stockholder who wishes to assert appraisal rights with respect to any class or series of stock shall not sign a consent in favor of the proposed action with respect to that class or series of stock.

(c) If a corporate action specified in Section 10A-2A-13.02(a) does not require stockholder approval pursuant to Section 10A-2A-11.04(j), a stockholder who wishes to assert appraisal rights with respect to any class or series of stock (i) shall deliver to the corporation before the stock is purchased pursuant to the offer written notice of the stockholder’s intent to demand payment if the proposed action is effected; and (ii) shall not tender, or cause or permit to be tendered, any stock of the class or series in response to the offer.

(d) A stockholder who fails to satisfy the requirements of subsection (a), (b), or (c) is not entitled to payment under this Article 13.

Section 10A-2A-13.22 Appraisal notice and form.

(a) If a corporate action requiring appraisal rights under Section 10A-2A-13.02(a) becomes effective, the corporation shall deliver a written appraisal notice and form required by subsection (b) to all stockholders who satisfy the requirements of Section 10A-2A-13.21(a), (b), or (c). In the case of a merger under Section 10A-2A-11.05, the parent shall deliver an appraisal notice and form to all record stockholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be delivered no earlier than the date the corporate action specified in Section 10A-2A-13.02(a) became effective, and no later than 10 days after that date, and must:

(1) supply a form that (i) specifies the first date of any announcement to stockholders made before the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if the announcement was made, requires the stockholder asserting appraisal rights to certify whether beneficial ownership of those shares of stock for which appraisal rights are asserted was acquired before that date, and (iii) requires the stockholder asserting appraisal rights to certify that the stockholder did not vote for or consent to the transaction as to the class or series of stock for which appraisal is sought;

(2) state:

(i) where the form shall be sent and where certificates for certificated stock shall be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subsection (b)(2)(ii);

(ii) a date by which the corporation shall receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice is sent, and state that the stockholder shall have waived the right to demand appraisal with respect to the stock unless the form is received by the corporation by the specified date;

(iii) the corporation’s estimate of the fair value of the stock;

(iv) that, if requested in writing, the corporation will provide, to the stockholder so requesting, within 10 days after the date specified in subsection (b)(2)(ii) the number of stockholders who return the forms by the specified date and the total number of shares of stock owned by them; and

(v) the date by which the notice to withdraw under Section 10A-2A-13.23 shall be received, which date shall be within 20 days after the date specified in subsection (b)(2)(ii); and

(3) be accompanied by a copy of this Article 13.

Section 10A-2A-13.23 Perfection of rights; right to withdraw.

(a) A stockholder who receives notice pursuant to Section 10A-2A-13.22 and who wishes to exercise appraisal rights shall sign and return the form sent by the corporation and, in the case of certificated stock, deposit the stockholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to Section 10A-2A-13.22(b)(2)(ii). In addition, if applicable, the stockholder shall certify on the form whether the beneficial owner of the stock acquired beneficial ownership of the stock before the date required to be set forth in the notice pursuant to Section 10A-2A-13.22(b)(1)(i). If a stockholder fails to make this certification, the corporation may elect to treat the stockholder’s stock as after-acquired stock under Section 10A-2A-13.25. Once a stockholder deposits the certificates or, in the case of uncertificated stock, returns the signed forms, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection (b).

(b) A stockholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to Section 10A-2A-13.22(b)(2)(v). A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A stockholder who does not sign and return the form and, in the case of certificated stock, deposit that stockholder’s stock certificates where required, each by the date set forth in the notice described in Section 10A-2A-13.22(b), shall not be entitled to payment under this Article 13.

Section 10A-2A-13.24 Payment.

(a) Except as provided in Section 10A-2A-13.25, within 30 days after the form required by Section 10A-2A-13.22(b)(2)(ii) is due, the corporation shall pay in cash to those stockholders who complied with Section 10A-2A-13.23(a) the amount the corporation estimates to be the fair value of their stock, plus interest.

(b) The payment to each stockholder pursuant to subsection (a) must be accompanied by:

(1)(i) financial statements of the corporation that issued the stock to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, and a cash flow statement for that year; provided that, if the annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information, and (ii) the latest interim financial statements of the corporation, if any;

(2) a statement of the corporation’s estimate of the fair value of the stock, which estimate shall equal or exceed the corporation’s estimate given pursuant to Section 10A-2A-13.22(b)(2)(iii); and

(3) a statement that stockholders described in subsection (a) have the right to demand further payment under Section 10A-2A-13.26 and that if any stockholder does not do so within the time period specified in Section 10A-2A-13.26(b), the stockholder shall be deemed to have accepted the payment under subsection (a) in full satisfaction of the corporation’s obligations under this Article 13.

Section 10A-2A-13.25 After-acquired stock.

(a) A corporation may elect to withhold payment required by Section 10A-2A-13.24 from any stockholder who was required to, but did not certify that beneficial ownership of all of the stockholder’s stock for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to Section 10A-2A-13.22(b)(1).

(b) If the corporation elects to withhold payment under subsection (a), it shall, within 30 days after the form required by Section 10A-2A-13.22(b)(2)(ii) is due, notify all stockholders who are described in subsection (a):

(1) of the information required by Section 10A-2A-13.24(b)(1);

(2) of the corporation’s estimate of fair value pursuant to Section 10A-2A-13.24(b)(2);

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under Section 10A-2A-13.26;

(4) that those stockholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those stockholders who do not satisfy the requirements for demanding appraisal under Section 10A-2A-13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the stockholder’s acceptance pursuant to subsection (b)(4), the corporation shall pay in cash the amount it offered under subsection (b)(2) plus interest to each stockholder who agreed to accept the corporation’s offer in full satisfaction of the stockholder’s demand.

(d) Within 40 days after delivering the notice described in subsection (b), the corporation shall pay in cash the amount it offered to pay under subsection (b)(2) plus interest to each stockholder described in subsection (b)(5).

Section 10A-2A-13.26 Procedure if stockholder dissatisfied with payment or offer.

(a) A stockholder paid pursuant to Section 10A-2A-13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that stockholder’s estimate of the fair value of the stock and demand payment of that estimate (less any payment under Section 10A-2A-13.24) plus interest. A stockholder offered payment under Section 10A-2A-13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the stockholder’s stated estimate of the fair value of the stock plus interest.

(b) A stockholder who fails to notify the corporation in writing of that stockholder’s demand to be paid the stockholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under Section 10A-2A-13.24 or Section 10A-2A-13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Division C Judicial Appraisal of Stock.

Section 10A-2A-13.30 Court action.

(a) If a stockholder makes demand for payment under Section 10A-2A-13.26 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the stock and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each stockholder the amount the stockholder demanded pursuant to Section 10A-2A-13.26 plus interest.

(b) The corporation shall commence the proceeding in the designated court, and if none, the circuit court for the county in which the corporation’s principal office is located in this state, and if none in this state, in the circuit court for the county in which the corporation’s most recent registered office is located.

(c) The corporation shall make all stockholders (regardless of whether they are residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their stock, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The stockholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(e) Each stockholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the stockholder’s stock exceeds the amount paid by the corporation to the stockholder for the stock, plus interest, or (ii) for the fair value, plus interest, of the stockholder’s stock for which the corporation elected to withhold payment under Section 10A-2A-13.25.

Section 10A-2A-13.31 Court costs and expenses.

(a) The court in an appraisal proceeding commenced under Section 10A-2A-13.30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the stockholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds the stockholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b) The court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable:

(1) against the corporation and in favor of any or all stockholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of Section 10A-2A-13.20, Section 10A-2A-13.22, Section 10A-2A-13.24, or Section 10A-2A-13.25; or

(2) against either the corporation or a stockholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article 13.

(c) If the court in an appraisal proceeding finds that the expenses incurred by any stockholder were of substantial benefit to other stockholders similarly situated and that the expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the stockholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to Section 10A-2A-13.24, Section 10A-2A-13.25, or Section 10A-2A-13.26, the stockholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

Division D Other Remedies.

Section 10A-2A-13.40 Other remedies limited.

(a) The legality of a proposed or completed corporate action described in Section 10A-2A-13.02(a) may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a stockholder after the stockholders have approved the corporate action.

(b) Subsection (a) does not apply to a corporate action that:

(1) was not authorized and approved in accordance with the applicable provisions of:

(i) Article 9, 10, 11, or 12 of this chapter or Article 8 of Chapter 1;

(ii) the certificate of incorporation or bylaws; or

(iii) the resolution of the board of directors authorizing the corporate action;

(2) was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

(3) is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in Section 10A-2A-8.60 and has been approved by the stockholders in the same manner as is provided in Section 10A-2A-8.60 as if the interested transaction were a director’s conflicting interest transaction; or

(4) is approved by less than unanimous consent of the voting stockholders pursuant to Section 10A-2A-7.04 if:

(i) the challenge to the corporate action is brought by a stockholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected; and

(ii) the proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the stockholder bringing the proceeding.